Elephant Talk Communications, Inc. is in Position to Work in that Sweet Spot Between the Mobile Operators and the Virtual Operators as They Manage and Secure the Mobile Cloud

The Acquisition of ValidSoft Ltd. has Allowed Elephant Talk to Effectively “Secure” the Mobile Cloud

Company Profile:
Elephant Talk Communications, Inc. (OTCBB:ETAK) is an international provider of business software and services to the telecommunications and financial services industry. The company enables both mobile carriers and virtual operators to offer a full suite of products, delivery platforms, support services, superior industry expertise and high quality customer service without substantial upfront investments from clients. Elephant Talk provides global telecommunication companies, mobile network operators, banks, supermarkets, consumer product companies, media firms, and other businesses a full suite of products and services that enables them to fully provide telecom services as part of their business offerings. The company offers various dynamic products that include remote health care, credit card fraud prevention, mobile internet ID security, loyalty management services, and a whole range of other emerging customized mobile services.

Steven van der Velden
Chairman, President and CEO
Steven van der Velden (1956) Chairman & CEO, has extensive entrepreneurial experience in logistics, telecommunications, e-commerce and investment management. He successfully started over a dozen companies. Mr. van der Velden is involved in various ICT ventures throughout Europe, North America, the Far East and Caribbean. He co-founded E-commerce Park NV in Curacao, which developed a 50,000 sq.ft. data centre and Internet hosting facility, the International Telemedia Association (known today as Network for Online Commerce), and InTouch Telecom SA/NV, where he served as CEO until the company was successfully sold to GTS in 1999. He earned his MBA from Rotterdam School of Management and his Master's Degree in Law from Leiden University.

Interview conducted by: Bud Wayne, Editorial Executive, CEOCFOinterviews.com, Published – March 4, 2011

CEOCFO: Mr. van der Velden, how long have you been with Elephant Talk, what attracted you to the company and what is the vision?
Mr. van der Velden: I have been with Elephant Talk since the end of 2006. Our investment fund QAT Investments, became a shareholder a year earlier and at the end of 2006, we felt that repositioning the company would make sense in order to give it a good opportunity to be successful in the market. What attracted me to Elephant Talk was that they basically were an outsourcing partner for other businesses that need telecoms as a component of their overall offering. Elephant Talk had become successful through a couple of acquisitions in being a landline outsourcing partner for such businesses. Those included call centers, transaction companies, content companies, white label calling card companies, all kind of dial around companies, but also other operators that did want to expand to another geographical area and rather wanted to outsource the network and back office requirements than to do any upfront investments themselves. Being in that market position as a virtual network enabler, Elephant Talk had developed their own software in some of the crucial areas that are required to produce telecom services, such as rating, billing and customer care.

So when I came onboard, we had a very interesting starting point, but it was limited to landline business only. As a lot of traffic migrated over the last decade into the mobile space, more and more of our existing customers also asked for capabilities to have access through mobile. Therefore, using the existing capabilities as a basis, we added on top of that all of the specific network elements that are required to also deal with mobile traffic. And thereby we kept the philosophy of Elephant Talk: put your customer in the driver’s seat to make sure that your B2B partner can succeed by providing him a very simple, low cost interface to manage and manipulate everything that is required to run a telecom company. As such, telecoms is a very complicated type of business and if you add mobile it even becomes more complicated. Most of the traditional vendors have always had a kind of business model whereby they sell complexity. They may sell you a box or a solution for a relatively low $1 million, but they do so only because they know that by keeping the source code, over the next twenty years they will be able to bill you another $20 million to maintain, manage and upgrade that piece of equipment for you. Over the years, in order to keep its capabilities up to date, a mobile operator may have assembled a few dozen different systems from over a dozen different, often competing vendors. And, as even the smallest change in one piece of equipment may have an effect on any of the other pieces of equipment, a mobile operator is all the time completely dependent on their vendors, and has no choice than to live by this costly business model of selling complexity, selling dependency. Over time, mobile operators turned into the kind of most complicated, inflexible and costly IT back office environments that you can imagine.

What Elephant Talk did was actually take out that complexity and put all the elements to run a complete mobile operation into one platform. We take care of all the complexity while making it very easy for our B2B customers, with the use of a very simple Windows interface, to manage everything themselves through a self-care solution. This would include pricing, billing, bundling, provisioning, promotions, customer care and all administrative functions. Thereby Elephant Talk has actually turned the business model from selling complexity into selling simplicity. And as important, we do not sell our boxes, we just install these systems at the premises of a mobile operator and manage and sell services through a so-called SaaS model, Software as a Service: on a pay as you go basis, our virtual operators can make use of that complete set-up for a low monthly fee per subscriber.

Over the last couple of years, we invested some $50-60 million to add the specific mobile network capabilities on top of the land line outsourcing platform that already existed within Elephant Talk. Now we can say that we probably have one of the most comprehensive platforms to run a complete mobile operation. Instead of having twenty to thirty different operating and mediation systems in the average back office of a mobile operator, we have all brought it down to one big platform, something we could do because we own ourselves the source codes of most of the underlying modules like rating, billing and customer care, intelligent networking, switching, dynamic rating engine, digital rights management, etc. These are all key elements that are required to run sophisticated mobile services. Owning all the source codes we have been able to combine all these modules deeply embedded, so that the user only has to manage one single platform that contains all relevant elements. We believe that by positioning us that way, we are able to help mobile operators to better service their current and future virtual operators. At the same time, we are also able to contract any virtual operators ourselves, bundling the airtime that we purchase at wholesale from our MNO, our mobile network operating partner, together with the managed services on our platform. So basically what we do is to host on behalf of the virtual operator all of the subscriber modules on our platform, thereby making it possible that the virtual operator can thoroughly focus on what they are usually very good at: sales, marketing and distribution. Around the world there are about 900 mobile operators and they basically all have the same problem, as they mostly grew from being a relatively simple, lean and mean operator into operators of very complex IP back office system. We help them by bringing back simplicity, by taking away that complexity. We believe that there is quite a great market in that respect; to bridge the gap between what a mobile operator can easily offer on one hand and what a virtual operator requires on the other hand, to make his business work.

CEOCFO: Are Virgin Mobile and AT&T customers of yours?
Mr. van der Velden: No company in the United States is a customers of ours at this moment as Elephant Talk is not yet operational within the United States. We service and partner with T-Mobile in the Netherlands, Vodafone in Spain, and soon KPN in Belgium, and we are currently negotiating with about a dozen of the largest mobile operators in the world to also set up partnerships in their respective countries.

CEOCFO: What is it that you are offering; is it strictly back-end and how do you get to the landlines and antennas?
Mr. van der Velden: We have everything that is required to run a complete mobile operation, except the antennas and spectrum. That is really to be done by the licensed mobile network operators, who we are partnering with. After the installation and testing of our mobile platform is completely done, a process that may take a few months, our mobile operator partner will in first instance use our setup to fully service their wholesale customers, their virtual operators. For this purpose we completely bypass the legacy Telecom-IT back office systems of the mobile operator: we simply interconnect through a voice, a data and a signaling pipe, so all the relevant traffic is directly brought to our platform, where it is completely handled.

CEOCFO: Has mobile surpassed your landline business, and will mobile be your focus going forward?
Mr. van der Velden: No, not yet. Actually, it took us a quite a few years to build up the whole platform as it is today and only about a year and a half ago did we have our first inroads into the mobile market. For this year, our landline business may still count for some 80% of our revenues while mobile could possibly reach some 20%. However, over the coming years we expect that our mobile part will dramatically increase, as our landline business stays more or less flat. Virtually all of our resources are now focused on the expanding mobile business. Therefore, in the future we expect that mobile will become seriously more important than our landline business. It is not only becoming more important from a revenue point of view, but also seen from the margins that we are able to realize: these are much, much higher than in the landline business. In the mobile space, we achieve average margins in the range of 30% to 40%. Therefore, adding more and more mobile revenues with much higher margins, we expect will soon bring us to a cash flow positive operation and ultimately put us in a position to achieve a very interesting bottom line.

CEOCFO: Do you deal directly with the banks and supermarket chains that want to get into the mobile space?
Mr. van der Velden: We do indeed work directly with banks, supermarkets, insurance companies and companies in many other lines of business that want to get into the mobile space. Elephant Talk wants to be in a position to manage the mobile cloud, the mobile internet and thus access to mobile networks by all of the hundreds of thousands of businesses around the world that are non-telecom, non-technology companies, but have huge databases with customers and customer information. These are companies that want to use the mobile channel to better connect to their customer base, to their communities and to build a 24/7 relationship through the digital space. Whilst certainly mobile networks will continue to be a primary channel for traditional communications, like voice, SMS and data, the leverage potential is enormous for an “always-on” channel. Embracing the customer, in essence KYC, Knowing Your Customer, can be truly achieved in the global mobile network, creating unique value propositions and customer loyalty programmes that extend the business model into the hands, and minds, of the customer. Expanding mobile networks will be the basis for the mobile cloud, the global mobile internet. Many of these businesses, that may soon consider to start to use the mobile cloud as a channel to their stakeholders, and indeed want to take advantage of the digital space, will most probably not like to invest themselves in all the existing and future telecom and IT technologies to run all the backoffice requirements of these mobile networks. Therefore, they would rather become a virtual operator, they would rather leave those requirement to an outsourcing partner like Elephant Talk. We take away all of the technical headaches, so these businesses can concentrate on interacting with their customers. We provide them with a simple Windows interface that they can use to manage all relevant aspects of their community, of their customer base themselves, without the requirements to have a high level of technical knowledge about mobile networks or all the related IT platforms. We are really focusing our whole organization to enable all of these new businesses that will come onto the mobile cloud in the next decade, so that they can focus on sales and marketing and their channel management towards their customers. Therefore, on one hand we deal directly with the mobile operators to get access to antennas and spectrum, while on the other hand we work directly with virtual operators to give them access to those mobile networks and to our platform that fully manages that access on their behalf.

The interesting thing is that once you bring all these new businesses to the mobile cloud, and manage the mobile cloud on their behalf, there is also going to be a very big requirement for mobile security, for cloud security. That is the reason why about a year ago we purchased a company called ValidSoft Ltd., who specializes in security for that mobile cloud. A couple of people from Goldman Sachs created ValidSoft with the idea to expand on what they call the Out-of-Band concept. This means that if you want to check or validate what is happening on one network, you basically need another, completely independent network to verify what is happening on the first network: By definition you cannot use the same network. For example, if you want to check what is happening on your ATM network you should not use the same ATM network to verify what is happening. You should use a completely independent network. That is how they came up with the concept of using mobile networks to verify what is happening on other networks. One of their great ideas was to use this in the space of credit and debit card transactions. One of the patents that they have been granted is the correlation between the location where a payment card is being used and the actual location where your mobile phone, belonging to the card holder, is at the very same moment. Not that they need to know where you are; they only need to know the proximity of both. Either your credit card and your telephone are in proximity of each other, or are they not. Therefore, if your card is being used in France, while your phone is in New York, it is kind of strange and therefore very likely that it is a fraudulent transaction. However, if you are using your credit card in Los Angeles and your telephone appears to be in the same area in Los Angeles, there is the highly likelihood that it is a fully legitimate transaction. All of the tests have shown that this application of ValidSoft can help banks to avoid most of what they call their “false positives”. That is when they decline a transaction, even though it is a completely legitimate transaction. Globally, in over 90% of the cases where the processer of that transaction declines the transaction, it has been shown to be a completely legitimate transaction. Our application can very well help to sort out that problem and avoid virtually all of these false positives, allowing the banks to fully focus on the real fraudulent transactions. And even most of the fraud itself can be tackled in real time, because if your card is being used in Paris and your cell phone is in New York, it can be red flagged, even before the transaction is completed. So in combination of ValidSoft, using the mobile platform of Elephant Talk, we have the capability to tell a bank or a payment processor in a sub-second whether a card and the corresponding telephone is in proximity of each other. We can do that completely anonymously which is also the reason why we are the only security software company in the world that was able to obtain the European privacy seal. European privacy and data protection laws are the most stringent in the world and we believe that now that we fulfill all of those requirements in Europe, being certified there, we certainly will not encounter any major obstacles to fulfill all of the requirements in the rest of the world. That is why we believe that in the next two years we will be able to roll out this service on a global scale and help banks, credit card companies and financial institutions to reduce credit and debit card fraud dramatically.

CEOCFO: Will future growth by geography, will it come through acquisition and what is your financial picture; do you have the money to continue growth or will you have to go to the street to raise funds?
Mr. van der Velden: Let me first start with how we might expand as a company. The landline business currently has operations in about a dozen countries. The mobile business is currently operational in Spain and the Netherlands. We are about to get started in Q2 in Belgium and as I said before, we are currently negotiating with about a dozen of the largest mobile operators around the world to help them out with our platform and to partner with them to service virtual operators more efficiently than they could do themselves. Of course, each market will have its own dynamics. We believe that on average, a market should be able to command revenue levels of $20 to $40 million per market. You will not get that right away, but ultimately, after some ramp-up, you will be able to reach those levels of revenue. As I indicated before, our margins in the mobile space today are somewhere in the range of 30% to 40%, so you can more or less imagine per country what the revenue base and the margin base could be. Growth will come in two dimensions. First of all, we want to grow our business in existing markets and secondly we want to expand into more geographic markets. Next to the Netherlands, Spain and Belgium, we expect to be able to open up this year two markets in the European/ Middle-East area and two markets in the Caribbean/South America area. In our plans, we envision that we will be able to open up four to five markets per year for each of the following years. Ultimately, we will be expanding the footprint of the company to possibly some 30 to 40 countries. Next to organic growth, we may also consider to expand and accelerate our expansion by looking at some of our colleagues that have a footprint in some countries, but may not have the best technological solution to service these markets. Therefore, they may be willing to partner with us, let us acquire them, and replace their technical infrastructure with our own platform. We would then make use of their existing contacts, both with mobile network operators for antenna and spectrum access as well as with their virtual operators.

We have raised some $60 to $70 million in the last couple of years. We have done that together with Dawson James Securities, through which we raised over $ 20m from American investors, next to the $ 40-50 million that have been raised through QAT Investments, the group of funds that I serve as Chairman, and related European shareholders. Most of the funding rounds had warrants attached, and some of these warrants are now very attractive. Our share price is currently trading around $2.50 and most of the warrants can be executed for $1.50 or $2.00, so we believe that in the next couple of months, many of our shareholders will voluntarily choose to exchange their warrants, raising some $10 to $15 million in additional cash to come into the company, on top of the almost $6m already received through warrant exercises over the last few month. In combination with the expected reductions in our burn rate, this funding should be enough to gradually expand the company. The same combination of additional cash coming into the company and the reduced burn rate should position the company to upgrade to a national exchange. Today, Elephant Talk is listed on the OTC Market, however, within a few months we expect to fulfill all of the requirements to either be submitted to AMEX or Nasdaq.

CEOCFO: Do you do much investor outreach?
Mr. van der Velden: On average, I am in the United States twice a month for a few days for all kind of face-to-face meetings with current and hopefully future shareholders. We also have a Vice President of ValidSoft, Steve Gersten, who lives in the United States, and who spends a lot of time in reaching out to the investment public. We have done quite a few road shows, and still do many presentations and discussions with our investors, where we give them feedback on how we are progressing. We have press releases, and we started the end of last year with a conference call to inform our investors and we will continue to do so, probably on a quarterly basis, to inform our shareholders directly. We also plan to have a regular newsletter starting this year So far, most of our investors are private investors and I think they certainly appreciate the way that we have been dealing with them through all of our communications. We certainly intend to keep up with doing that in the near future. Next to building up our business in the USA, one of the reasons to move the company headquarters to New York, planned for later this year, is to be closer to our investor base. My function will then be centered in New York City, next to a couple of other functions, mostly related to marketing communications and investor relations so that we are closer to our shareholders and our future business partners in the United States.

CEOCFO: In closing, why should potential investors consider Elephant Talk at this time?
Mr. van der Velden: We believe Elephant Talk is very well positioned for what our ambitions are. Elephant Talk wants to manage the mobile cloud on a network embedded basis on behalf of virtual operators. Next to Elephant Talk’s sophisticated Platform, ValidSoft will be key to secure the cloud and we believe that over the coming years, thousands and thousands of businesses from other industries like banks and insurance companies, supermarkets and other fast moving consumer goods companies, and for example also health maintenance, logistic and security companies as well as governments will use the mobile cloud to better reach out to their customer base or to their constituency. We believe that all of these businesses will need a strong partner to help them to manage and navigate that mobile cloud and to keep it secure. Therefore, we believe that Elephant Talk will be the preferred partner to be working in that sweet spot between the mobile operators on one hand and all of these virtual operators from these ”new to mobile” industries on the other hand. If you look at the credentials of the members of our management team and see what we have accomplished in the past with other companies, we certainly have all of the required capabilities, experience and leverage to achieve those ambitions. I certainly believe that we have a very good chance to succeed in that market place. Being ourselves the largest investors in this company, we are also very well incentivized to make it work. That is why we work very hard to realize these ambitions.

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Elephant Talk wants to manage the mobile cloud on a network embedded basis on behalf of virtual operators. Next to Elephant Talk’s sophisticated Platform, ValidSoft will be key to secure the cloud and we believe that over the coming years, thousands and thousands of businesses from other industries like banks and insurance companies, supermarkets and other fast moving consumer goods companies, and for example also health maintenance, logistic and security companies as well as governments will use the mobile cloud to better reach out to their customer base or to their constituency. We believe that all of these businesses will need a strong partner to help them to manage and navigate that mobile cloud and to keep it secure. Therefore, we believe that Elephant Talk will be the preferred partner to be working in that sweet spot between the mobile operators on one hand and all of these virtual operators from these ”new to mobile” industries on the other hand. - Steven van der Velden